UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FRANKLIN TEMPLETON ETF TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware See Below

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

One Franklin Parkway, San Mateo, CA	94403-1906
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

Item 1.	Descriptions of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Franklin Templeton ETF Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), which description is incorporated herein by reference.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Franklin FTSE Australia ETF	82-2577447
Franklin FTSE Brazil ETF	82-2571083
Franklin FTSE Canada ETF	82-2571934
Franklin FTSE China ETF	82-2600874
Franklin FTSE France ETF	82-2648454
Franklin FTSE Germany ETF	82-2586277
Franklin FTSE Hong Kong ETF	82-2639120
Franklin FTSE Italy ETF	82-2635361
Franklin FTSE Japan ETF	82-2595893
Franklin FTSE Mexico ETF	82-2611013
Franklin FTSE South Korea ETF	82-2591293
Franklin FTSE Taiwan ETF	82-2603285
Franklin FTSE United Kingdom ETF	82-2622458
Franklin FTSE Europe ETF	82-2646222
Franklin FTSE Europe Hedged ETF	82-2611358
Franklin FTSE Japan Hedged ETF	82-2590115

Item 2.	Exhibits

1. The Trust's Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust's Initial Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission via EDGAR on January 5, 2016.

2. The Trust's By-Laws are incorporated herein by reference to Exhibit (b)(1) to the Trust's Initial Registration Statement on Form N-1A (Commission File Nos. 333-208873; 811-23124), as filed with the Securities and Exchange Commission via EDGAR on January 5, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 30th day of October, 2017.

FRANKLIN TEMPLETON ETF TRUST By: /s/ Navid J. Tofigh Name: Navid J. Tofigh Title: Vice President and Secretary